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                                                                   EXHIBIT 4.2

                             SUPPLEMENTAL AGREEMENT

THIS AGREEMENT dated as of the 22nd day of November, 2002.

B E T W E E N:

                      HEMOSOL INC., a corporation constated pursuant to the laws of the Province of Ontario (the "Borrower")

                                          - and -

                      THE BANK OF NOVA SCOTIA (the "Lender")

WHEREAS the Lender issued to the Borrower a commitment letter (the "Commitment Letter") dated October 25, 2002 respecting certain credit facilities to be made available by the Lender to the Borrower;

AND WHEREAS the parties hereto wish to enter into this agreement to amend and further clarify certain matters referred to in the Commitment Letter;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises, the sum of $1.00 now paid by each of the parties hereto to the other and other good and valuable consideration (the receipt and adequacy whereof are hereby acknowledged), the parties hereto covenant and agree as follows:

1. The security (the "General Security") listed under the heading "General Security" on page 7 of the Commitment Letter shall secure Credit no.: 01 under the Commitment Letter (being the non-revolving credit (the "Non-Revolving Credit") in the principal amount of $20,000,000) and not Credit nos.: 02 and 03 (being the standby letters of credit facilities and herein referred to as the "Letter of Credit Facilities"). The Letter of Credit Facilities shall be secured only by the Specific Security (the "L/C Specific Security") referred to on pages 5 and 6 of the Commitment Letter, respectively, and the General Security shall not attach to the cash collateral which forms part of the L/C Specific Security.

2. The provisions set forth in Schedule "I" hereto shall apply to all Bankers' Acceptances accepted under the Commitment Letter.

3. The drawdown certificate referred to on page 8 of the Commitment Letter to be provided in connection with each advance under the Non-Revolving Credit shall be in the form set forth in Schedule "II" hereto.

4. The Commitment Letter, as amended and supplemented hereby, remains in full force and effect and is hereby confirmed.

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5.         This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS whereof the parties hereto have duly executed these presents as of the day first above written.

                               HEMOSOL INC.

                               Per: /s/ Lee Hartwell
                                    ------------------------------------------
                                    Name: Lee Hartwell
                                    Title: VP Corporate Development and CFO

                               THE BANK OF NOVA SCOTIA

                               Per: /s/ Jeff Zelikovitz
                                    ------------------------------------------
                                    Name: Jeff Zelikovitz
                                    Title: VP and Manager, Scotia Plaza Branch

AGREED TO AND ACCEPTED this 22nd day of November, 2002.

                               MDS INC.

                               Per: /s/ Peter E. Brent
                                    ------------------------------------------
                                    Name: Peter E. Brent
                                    Title: Senior VP and General Counsel

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                                  SCHEDULE "I"

(i) "Bankers' Acceptance" herein means a bill of exchange under the Bills of Exchange Act (Canada) and a depository bill under the Depository Bills and Notes Act (Canada) denominated in Canadian Dollars which has been drawn by the Borrower and accepted by the Lender in accordance with the provisions of the Commitment Letter, as supplemented hereby, and this Schedule "A".

(ii) Each draft tendered by the Borrower for acceptance by the Lender as a Bankers' Acceptance shall be payable in Canada and shall have a term of not less than 30 days and not more than 180 days.

(iii) Each draft to be accepted by the Lender shall be tendered on the applicable drawdown day by the Borrower to the Lender and the amount advanced thereby shall be the face amount of such draft and shall be deemed to be a drawdown under Credit Number: 01 (the "Non-Revolving Loan") pursuant to the Commitment Letter. No draft shall be tendered by the Borrower for acceptance by the Lender if such draft, together with all other outstanding amounts pursuant to the Non-Revolving Loan, exceeds the maximum authorized principal amount of the Non-Revolving Loan.

(iv) To facilitate the issuance of Bankers' Acceptances, the Borrower hereby appoints the Lender as its attorney to sign and endorse on its behalf (in accordance with a drawdown request relating to the issuance of Bankers' Acceptances), in handwriting or by facsimile or mechanical signature as and when deemed necessary by the Lender, blank forms of Bankers' Acceptances in the form requested by the Lender. All Bankers' Acceptances signed and/or endorsed by the Lender on behalf of the Borrower shall bind the Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Borrower. The Lender is hereby authorized (in accordance with a drawdown request relating to the issuance of Bankers' Acceptances) to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by the Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted and purchased by the Lender. The Lender shall not be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except to the extent such damage, loss or other claim is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, gross negligence or wilful misconduct of the Lender or any person controlling, controlled by or under common control with the Lender. The Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder, and
           (iv) cancelled at their respective maturities. On request by or on behalf of the Borrower, the Lender shall cancel all forms of Bankers' Acceptances which have been pre-signed or pre-endorsed on behalf of the Borrower and which are held by the Lender and are not required to be issued in accordance with the Borrower's irrevocable notice.

(v) Upon tender of a draft by the Borrower for acceptance by a Lender in accordance with the terms hereof, the Borrower, on the applicable drawdown day, shall pay to such Lender a fee in Canadian Dollars

                                       3

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           equal to 2.00% multiplied by the face amount of such draft. The
           Lender shall have the right to purchase any Banker's Acceptance at the BA Discount Rate and to dispose of each Banker's Acceptance stamped by such Lender hereunder in any manner. The Lender shall deposit the BA Discount Proceeds less the aforesaid 2.00% stamping fee, if not already paid, into the Borrower's account with the Lender. "BA Discount Rate" herein means, with respect to any Bankers' Acceptance, the rate quoted by the Lender at or about 10:00 a.m. on the date of acceptance of such Bankers' Acceptance as the discount rate applicable to bankers' acceptances accepted and purchased by the Lender on such date, based upon a year of 365 days and having a comparable face amount and an identical maturity date to the face amount and maturity date of such Bankers' Acceptance. "BA Discount Proceeds" herein means, with respect to any Bankers' Acceptance, an amount (rounded to the nearest full cent), calculated on the applicable drawdown day which is equal to the face (or principal) amount of such Bankers' Acceptance divided by the sum of one plus the product of (i) the BA Discount Rate applicable to such Bankers' Acceptance multiplied by (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance and the denominator of which is 365.

(vi) On the date of maturity of each Bankers' Acceptance, the Borrower shall provide to the Lender through payment to the Lender in accordance with the terms hereof the necessary Canadian Dollars to discharge its obligations under such Bankers' Acceptance and, if the Borrower fails to do so, the Lender may in its discretion decline to stamp additional Bankers' Acceptances and the Lender shall make an advance to the Borrower pursuant to the Non-Revolving Loan for such purpose in the principal amount of the necessary Canadian Dollars required to discharge the Borrower's obligations pursuant to such Bankers' Acceptance. The Lender shall promptly give notice to the Borrower of any such advance, and the Borrower shall accept and use, and hereby irrevocably directs the Lender to apply, the proceeds of any such advance made from time to time to discharge the Borrower's obligations pursuant to such Bankers' Acceptance.

(vii) To facilitate the acceptance of Bankers' Acceptances pursuant to this Agreement, the Borrower shall from time to time provide the Lender upon request with drafts, drawn in blank by the Borrower upon the Lender in quantities sufficient for the Lender to fulfil its obligations hereunder, and such drafts shall be kept by the Lender with the same care as if such drafts were the property of the Lender.

(viii) If any Bankers' Acceptance is outstanding at any time that payment of the indebtedness under the Non-Revolving Loan is demanded or accelerated in accordance with the instruments respecting same, the Borrower shall immediately upon such demand or acceleration, pay to the Lender an amount of Canadian Dollars equal to the principal face amount of such Banker's Acceptance. Such amount of Canadian Dollars (together with interest thereon) shall be held by the Lender for set-off against the liability of the Borrower to the Lender in respect of such Bankers' Acceptance, shall be invested from time to time by the Lender in deposits in the name of the Borrower for such terms as the Lender may determine and shall bear interest at the rate per annum payable by the Lender on deposits of similar currency, amount and maturity.

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                                  SCHEDULE "II"

TO:                    THE BANK OF NOVA SCOTIA (THE "LENDER")

DATE:      o

1. This Drawdown Notice is delivered to you pursuant to a commitment letter (the "Credit Agreement") dated October 25, 2002, as amended and supplemented, issued by the Lender to Hemosol Inc. (the "Borrower"). All Capitalized terms set forth in this drawdown notice and not defined herein shall have the respective meanings set forth in a General Security Agreement (the "GSA") issued by the Borrower to the Lender dated November 22, 2002.

2. We certify to you the matters referred to in paragraphs 4 and 5 herein.

3. We hereby request an advance under Credit Number: 01 provided for in the Credit Agreement as follows:

                     (a) Type of Accommodation:
                                                --------------------------------
                     (b) Date of Advance:
                                          --------------------------------------
                     (c) Amount of Advance:
                                            ------------------------------------
                     (d) B.A. term, if applicable:
                                                   -----------------------------
                     or

                     (a) Type of Accommodation:
                                                --------------------------------
                     (b) Date of rollover drawdown:
                                                    ----------------------------
                     (c) Amount of rollover drawdown:
                                                     ---------------------------
                     (d) B.A. term, if applicable:
                                                   -----------------------------
                     (e) Type of Accommodation being rolled over:
                                                                  --------------
                     (f) Maturity Date of Accommodation being rolled over:
                                                                          ------

4. All of the representations and warranties of the Borrower contained in the Credit Agreement, the GSA and all instruments issued pursuant to the Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof except where such representations and warranties are made as of a specified date, in which case such representations and warranties are true and correct as of the date such representations and warranties were made.

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5.         No Event of Default has occurred and is continuing nor will any Event of Default occur as a result of the advance requested hereunder.

DATED at Toronto this o day of o, 200o.

                                     HEMOSOL INC.

                                     Per:
                                          -------------------------------------
                                          Name:
                                          Title:

                                     Per:
                                          -------------------------------------
                                          Name:
                                          Title:

                                    I/We have authority to bind the Corporation

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